EXHIBIT 32.2

Certification of the Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Kingfish Holding Corporation (the "Company") on Form 10-Q for the quarterly period ending March 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James La Manna, as Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and the periods covered by the Report.

A signed original of this written statement has been provided to Kingfish Holding Corporation and will be retained by Kingfish Holding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

May 13, 2026	/s/ James La Manna
James La Manna
Chief Financial Officer
(Principal Financial Officer)